Exhibit 10(a)

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Second Amendment”), is entered into as of August 31, 2006 by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as, a “Lender” and collectively as, the “Lenders”), WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (the “Agent”), and, on the other hand, THE BOMBAY COMPANY, INC., a Delaware corporation (the “Parent”), and each of the Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with the Parent, are referred to hereinafter each individually as, a “Borrower”, and individually and collectively, jointly and severally, as, the “Borrowers”).

WHEREAS, the Borrowers, the Lenders, and the Agent are parties to that certain Loan and Security Agreement dated as of September 29, 2004, as amended by a First Amendment to Loan and Security Agreement, dated as of November 23, 2004 (as the same may be amended, amended and restated or otherwise modified and in effect from time to time, the “Loan Agreement”); and

WHEREAS, the parties desire to amend the Loan Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Defined Terms. Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

§2.  Amendment to Exhibits and Schedules of the Loan Agreement. The listing of the Exhibits and Schedules to the Loan Agreement is hereby amended by inserting “Exhibit C-3 Form of Instrument of Accession” in the proper alphabetical and numerical order therein.

§3.  Amendment to Section 1.1 of the Loan Agreement (definition of Accordion Activation Fee). The definition of “Accordion Activation Fee” in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety.

§4.  Amendment to Section 1.1 of the Loan Agreement (definition of Accordion Commitment). The definition of “Accordion Commitment” in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety.

§5.  Amendment to Section 1.1 of the Loan Agreement (definition of Applicable Margin). The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended by (a) deleting clause (a) in the paragraph following the table in such definition and substituting the following clause (a) therefore, (b) inserting the following new clause (b) therein and (c) relettering clause (b) therein as clause “(c)”:

(a)  commencing upon receipt by the Agent of an irrevocable written notice prior to or during any Incremental Seasonal Period from an Authorized Person of the Administrative Borrower’s intent to utilize the Incremental Facility and until the later of (i) December 15 of each Incremental Seasonal Period and (ii) such time as any extant Incremental Revolver Usage is reduced to $0, the Applicable Margin shall be the Applicable Margin set forth above plus 0.25%,

(b) the LIBOR Rate Margin for all Real Property Advances shall at all times be equal to 2.25%, and

§6.  Amendment to Section 1.1 of the Loan Agreement (definition of Borrowing). The definition of “Borrowing” in Section 1.1 of the Loan Agreement is hereby amended by inserting “Real Property Advances made on the same day by the Real Property Lenders” immediately after the reference to “Canadian Lenders” in the third line therein.

§7.  Amendment to Section 1.1 of the Loan Agreement (definition of Canadian Availability). The definition of “Canadian Availability” in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (ii) therein in its entirety and substituting the following therefore:

(ii) the Maximum Original Revolver Amount minus U.S. Revolver Usage,

§8.  Amendment to Section 1.1 of the Loan Agreement (definition of Collateral). The definition of “Collateral” in Section 1.1 of the Loan Agreement is hereby amended by (a) deleting “and” at the end of clause (i) in such definition therein, (b) inserting the following new clause (j) therein, “(j) all of its Real Property Collateral (unless otherwise released pursuant to Sections 6.20, 7.4(c)(iv) or 7.5(a)), and” and (c) re-lettering clause (j) therein to clause “(k)”.

§9.  Amendment to Section 1.1 of the Loan Agreement (definition of Commitment). The definition of “Commitment” in Section 1.1 of the Loan Agreement is hereby amended by inserting “, each Real Property Lender’s Real Property Commitment” immediately after the word “Commitments” in the second line therein.

§10.  Amendment to Section 1.1 of the Loan Agreement (definition of Defaulting Lender). The definition of “Defaulting Lender” in Section 1.1 of the Loan Agreement is hereby amended by inserting “or a Real Property Lender” immediately after the reference to “a U.S. Lender” in the first line therein.

§11.  Amendment to Section 1.1 of the Loan Agreement (definition of Eligible Transferee). The definition of “Eligible Transferee” in Section 1.1 of the Loan Agreement is hereby amended by deleting “and” before clause (b) therein, inserting “and” at the end of clause (b) therein and inserting the following new clause (c):

(c) in connection with Obligations of U.S. Borrowers in respect of the Real Property Advances, the Real Property Commitment and the other rights and obligations of Real Property Lenders hereunder, (i) (A) any Lender hereunder and (B) any Affiliate (other than individuals) of a Lender and (ii) so long as no Event of Default has occurred and is continuing, with the approval of the Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned) (A) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (B) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (C) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, and (D) any other Person approved by Agent.

§12.  Amendment to Section 1.1 of the Loan Agreement (definition of Lender and Lenders). The definition of “Lender” and “Lenders” in Section 1.1 of the Loan Agreement is hereby amended by inserting “Real Property Lenders,” immediately after “Canadian Lenders,” in the second line therein.

§13.  Amendment to Section 1.1 of the Loan Agreement (definition of Lender Group). The definition of “Lender Group” in Section 1.1 of the Loan Agreement is hereby amended by deleting the parenthetical therein in its entirety.

§14.  Amendment to Section 1.1 of the Loan Agreement (definition of Loan Documents). The definition of “Loan Documents” in Section 1.1 of the Loan Agreement is hereby amended by inserting “Mortgage and Mortgage Documents (if applicable),” immediately after “Guaranty” in the second line therein.

§15.  Amendment to Section 1.1 of the Loan Agreement (definition of Permitted Dispositions). The definition of “Permitted Dispositions” is hereby amended by deleting “and” before each of clauses (f) and (h) therein and inserting the following new clause (i):

and (i) the entering into of real property leases in respect of any portion of the Bombay Office Complex in the ordinary course of business.

§16.  Amendment to Section 1.1 of the Loan Agreement (definition of Permitted Liens). The definition of “Permitted Liens” in Section 1.1 of the Loan Agreement is hereby amended by:

(a)  deleting clause (n) therein in its entirety and substituting the following therefor:

(n) (i) prior to a release of the Real Property Collateral in accordance with Sections 6.20, 7.4 or 7.5, as applicable, Liens on the Real Property Collateral as and to the extent permitted by the Mortgage and (ii) following a release of the Real Property Collateral in accordance with Sections 6.20, 7.4 or 7.5, as applicable, Liens securing Permitted Office Building Indebtedness so long as such Lien attaches only to the Bombay Office Complex and the proceeds thereof (including insurance proceeds) and Liens on funds placed in an escrow account in connection with sale leaseback transactions permitted by Section 7.5 and in amounts no greater than that necessary or required to consummate any sale leaseback transaction permitted by Section 7.5

§17.  Amendment to Section 1.1 of the Loan Agreement (definition of Permitted Office Building Indebtedness). The definition of “Permitted Office Building Indebtedness” in Section 1.1 of the Loan Agreement is hereby amended by inserting “, following a release of the Real Property Collateral in accordance with Section 6.20,” immediately after “means” therein.

§18.  Amendment to Section 1.1 of the Loan Agreement (definition of Pro Rata Share). The definition of “Pro Rata Share” in Section 1.1 of the Loan Agreement is hereby amended by deleting the period at the end of clause (d) therein and substituting a comma therefore and inserting the following new clause (e):

(e) with respect to a Real Property Lender’s obligation to make Real Property Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Real Property Commitment being terminated or reduced to zero, the percentage obtained by dividing (w) such Real Property Lender’s Real Property Commitment, by (x) the Maximum Real Property Revolver Amount, and (ii) from and after the time that the Real Property Commitment has been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Real Property Lender’s Real Property Advances by (z) the aggregate outstanding amount of all Real Property Advances.

§19.  Amendment to Section 1.1 of the Loan Agreement (definition of U.S. Availability). The definition of “U.S. Availability” in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (i) therein in its entirety, and substituting the following therefore:

(i) the Maximum Original Revolver Amount minus Canadian Revolver Usage,

§20.  Amendment to Section 1.1 of the Loan Agreement (Definitions). Section 1.1 of the Loan Agreement is hereby amended by deleting the following definitions therein in their entirety and substituting the following therefore:

“Accordion Lenders” means any U.S. Lender which makes U.S. Advances to the U.S. Borrowers pursuant to Section 2.2.A(h) and identified as an “Accordion Lender” on Schedule C-1 to this Agreement, as set forth after an Accordion Activation.

“Adjusted Availability” means as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount as determined by Agent at any time, in its Permitted Discretion equal to (x) the sum of the U.S. Borrowing Base plus the Canadian Borrowing Base, minus (y) the sum of U.S. Revolver Usage plus Canadian Revolver Usage (in each case, determined after giving effect to all sublimits and Reserves then applicable hereunder).

“Advances” means collectively, U.S. Advances, Canadian Advances and Real Property Advances.

“Aggregate Borrowing Base” means as of any date of determination, an amount equal to the U.S. Borrowing Base plus the Canadian Borrowing Base plus the Real Property Borrowing Base. Notwithstanding the foregoing, that portion of the Aggregate Borrowing Base attributable to Eligible In-Transit Inventory shall not exceed $15,000,000 at any time.

“Availability” means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount as determined by Agent at any time, in its Permitted Discretion equal to (x) the lesser of (i) the Maximum Original Revolver Amount and (ii) the sum of the U.S. Borrowing Base plus the Canadian Borrowing Base, minus (y) the sum of U.S. Revolver Usage plus Canadian Revolver Usage (in each case, determined after giving effect to all sublimits and Reserves then applicable hereunder).

“Bombay Office Complex” means the Real Property located in Tarrant County, Texas with the legal description known as Lot 1, Block A, Bombay Addition to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Cabinet A, Page 10625, Plat Records of Tarrant County Texas, the office buildings and improvements thereon, the fixtures thereon and the related equipment.

“Eligible In-Transit Inventory” means, collectively, Canadian Eligible In-Transit Inventory and U.S. Eligible In-Transit Inventory.

“Maximum Revolver Amount” means the aggregate amount of all Advances and other Obligations that may be borrowed by or made to Borrowers under this Agreement, as such amount may be increased or decreased from time to time in accordance with this Agreement; provided, however, that the Maximum Revolver Amount shall in no event exceed (a) $135,000,000 prior to an Accordion Activation and (b) $185,000,000 after an Accordion Activation, as may be reduced by Borrowers from time to time in accordance with Section 3.6.

“Minimum Adjusted Availability Requirement” means, as of any date of determination, the lesser of (a) $10,000,000 and (b) 7.5% of the sum of the U.S. Borrowing Base plus the Canadian Borrowing Base.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) equal or exceed 51%; provided, however, that if a single Lender holds more than 51% of the aggregate Pro Rata Shares of all Lenders, then “Required Lenders” shall mean such Lender plus one other Lender.

“Revolver Usage” means U.S. Revolver Usage, Canadian Revolver Usage and Real Property Revolver Usage.

“Seasonal Period” means the period commencing on September 15 through and including December 15 of each Fiscal Year.

“U.S. Borrowing Base” means, as of any date of determination, an amount equal to:
(a)  the lesser of (i) 85% of the Net Retail Liquidation Value of Eligible Inventory or (ii) 75% of the Cost of Eligible Inventory owned by a U.S. Borrower; provided, however, that  during the Seasonal Period, the advance rate shall be the lesser of 90% of the Net Retail Liquidation Value of Eligible Inventory owned by a U.S. Borrower and 80% of the Cost of Eligible Inventory owned by a U.S. Borrower (as to any amounts attributable to this clause (a) the “Base Inventory Amount”), plus

(b)  85% of the face amount of Eligible Credit Card Receivables of a U.S. Borrower, plus

(c)  during the Adjusted Seasonal Period, the Adjusted Seasonal Period Amount, plus

(d)  during the Incremental Seasonal Period, the Incremental Seasonal Period Amount, minus

(e)  the aggregate of such Reserves as may have been established by Agent.

§21.  Amendment to Section 1.1 of the Loan Agreement (New Definitions). Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in the proper alphabetical order:

“Appraised Value” means the fair market value as determined by a FIRREA conforming appraisal report in form and substance and from independent appraisers satisfactory to Agent in its Permitted Discretion.

“Base Inventory Amount” has the meaning set forth in clause (a) of the definition of U.S. Borrowing Base.

“Canadian Eligible In-Transit Inventory” means Inventory of Bombay Canada that does not qualify as Eligible Inventory under clause (b) of the definition of Eligible Inventory solely because it is not at a location in Canada set forth on Schedule E-1 or in transit among such locations in Canada and that meets the following criteria, which criteria may be revised by Agent in its Permitted Discretion from time to time after the Closing Date:

(a)  the Inventory was the subject of a Qualified Import Letter of Credit, or was paid for in full by Bombay Canada,

(b)  such Inventory currently is in transit (whether by vessel, air, or land) to a location set forth on Schedule E-1 in Canada that is the subject of a Bailee Acknowledgment or a Collateral Access Agreement,

(c)  title to such Inventory has passed to Bombay Canada,

(d)  such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion,

(e)  such Inventory is either (1) the subject of a negotiable document of title that (x) is in the name of the Agent or an Approved Customs Broker and has not been consigned to any third parties other than to the Agent or an Approved Customs Broker (either directly or by means of endorsements), (y) was issued by the carrier or consolidator respecting the subject Inventory, and (z) is either (I) in the possession of the Borrowers (and held at a location in Canada listed on Schedule E-1), the Agent or an Approved Customs Broker or (II) the subject of a telefacsimile copy that Agent or Bombay Canada has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Agent or Bombay Canada also has received a confirmation from such Underlying Issuer that such document is in-transit by air-courier to Agent, Bombay Canada or an Approved Customs Broker; or (2) at a port of entry in a Province of Canada,

(f)  Administrative Borrower has provided a certificate to Agent that certifies that, to the best knowledge of Borrowers, such Inventory meets all of Borrowers’ representations and warranties contained in the Loan Documents concerning Eligible Inventory, that Borrowers know of no reason why such Inventory would not be accepted by the applicable Borrower when it arrives in Canada, and that the shipment as evidenced by the documents conforms to the related order documents, and

(g)  if subject to a Qualified Import Letter of Credit, the Underlying Letter of Credit has been drawn upon and the Underlying Issuer has honored such drawing and Agent has honored its obligations to the Underlying Issuer under the applicable Qualified Import Letter of Credit.

Notwithstanding the foregoing, Inventory located at a port of entry in a Province of Canada pursuant to clause (e)(2) above shall not be included in the Canadian Borrowing Base unless and until (i) Agent has completed a review of such Inventory the results of which shall be satisfactory to Agent in it’s reasonable discretion and (ii) Agent has notified Administrative Borrower in writing of its consent to such inclusion and to the amount of any Reserves which shall be taken in connection with such inclusion.

Agent may revise from time to time the foregoing criteria with respect to Inventory being subject to a negotiable document of title and modify such criteria to include Inventory subject to non-negotiable documents and other related parameters so long as Agent shall be satisfied in its sole discretion that (i) Agent shall have a valid and perfected first priority Lien in such Inventory and (ii) Borrowers shall provide to Agent all other documentation, including opinions of counsel, satisfactory to Agent which in Agent’s opinion is appropriate to evidence Agent’s perfected first priority Lien in such Inventory.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Incremental Facility” means U.S. Advances made by each U.S. Lender to the Borrowers pursuant to clause (d) of the definition of U.S. Borrowing Base.

“Incremental Revolver Usage” means as of any date of determination, U.S. Advances in an amount equal to the difference between the U.S. Borrowing Base minus the Non-Incremental Borrowing Base.

“Incremental Seasonal Period” means the period commencing on September 15 through and including December 15 of each of Fiscal Year 2006 and Fiscal Year 2007.

“Incremental Seasonal Period Amount” means the lesser of (a) $7,500,000 and (b) an amount equal to 95% of the Net Retail Liquidation Value of Eligible Inventory minus the Base Inventory Amount.

“Instrument of Accession” has the meaning set forth in Section 2.2.A(h) and substantially in the form of Exhibit C-3 annexed hereto.

“Maximum Original Revolver Amount” means the aggregate amount of all U.S. Advances and Canadian Advances that may be borrowed by or made to Borrowers under this Agreement, as such amount may be increased or decreased from time to time in accordance with this Agreement; provided, however, that the Maximum Original Revolver Amount shall in no event exceed (a) $125,000,000 prior to an Accordion Activation and (b) $175,000,000 after an Accordion Activation, as may be reduced by Borrowers from time to time in accordance with Section 3.6.

“Maximum Real Property Revolver Amount” means the aggregate amount of all Real Property Advances that may be borrowed by or made to U.S. Borrowers under this Agreement; provided, however, that the Maximum Real Property Revolver Amount shall in no event exceed $10,000,000.

“Mortgage” means the deed of trust, security agreement and assignment of leases and fixture filing from the applicable Borrower to the Agent, with respect to the Real Property Collateral and in form and substance satisfactory to Agent in its Permitted Discretion.

“Mortgage Documents” means, collectively, the Mortgage, mortgagee title insurance policies (in amounts and with endorsements acceptable to the Agent), surveys, environmental questionnaires, flood hazard certifications, evidence of flood insurance, if required, and other mortgage-related documents as the Agent may reasonably request now or hereafter encumbering the Real Estate Collateral and in form and substance satisfactory to Agent in its Permitted Discretion, and as such Mortgage Documents may be amended, amended and restated, supplemented, replaced, or otherwise modified.

“Non-Incremental Borrowing Base” means, as of any date of determination, an amount equal to:

(a)  the lesser of (i) 85% of the Net Retail Liquidation Value of Eligible Inventory or (ii) 75% of the Cost of Eligible Inventory owned by a U.S. Borrower; provided, however, that  during the Seasonal Period, the advance rate shall be the lesser of 90% of the Net Retail Liquidation Value of Eligible Inventory owned by a U.S. Borrower and 80% of the Cost of Eligible Inventory owned by a U.S. Borrower, plus

(b)  85% of the face amount of Eligible Credit Card Receivables of a U.S. Borrower, plus

(c)  during the Adjusted Seasonal Period, the Adjusted Seasonal Period Amount, minus

(d)  the aggregate of such Reserves as may have been established by Agent.

“Real Property Advances” has the meaning set forth in Section 2.1.C.

“Real Property Availability” means as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, the amount determined by Agent at any time in its Permitted Discretion equal to the lesser of (i) the Maximum Real Property Revolver Amount, or (ii) the Real Property Borrowing Base minus the Real Property Revolver Usage (in each case, determined after giving effect to all sublimits and Reserves then applicable hereunder).

“Real Property Borrowing Base” means, as of any date of determination, an amount equal to (a) 60% of the Appraised Value of the Real Property Collateral minus (b) without duplication, the aggregate of such Reserves applicable to the Real Property Collateral as may have been established by the Agent.

“Real Property Collateral” means the Real Property consisting of the Bombay Office Complex and which is subject to the Mortgage Documents and a Lien in favor of the Agent for the benefit of the Lenders and upon which no other Liens exist, other than Permitted Liens.

“Real Property Commitment” means with respect to each Real Property Lender, its Real Property Commitment, as such Dollar amount is set forth beside such Real Property Lender’s name under the applicable heading on Schedule C-1.

“Real Property Lenders” means Lenders which make Real Property Advances to U.S. Borrowers pursuant to such Real Property Lender’s Real Property Commitment.

“Real Property Revolver Usage” means, as of any date of determination, the sum of the then extant amount of outstanding Real Property Advances.

“U.S. Eligible In-Transit Inventory” means Inventory of U.S. Borrowers that does not qualify as Eligible Inventory under clause (b) of the definition of Eligible Inventory solely because it is not at a location in the United States set forth on Schedule E-1 or in transit among such locations in the United States and that meets the following criteria, which criteria may be revised by Agent in its Permitted Discretion from time to time after the Closing Date:

(a)  the Inventory was the subject of a Qualified Import Letter of Credit, or was paid for in full by a U.S. Borrower,

(b)  such Inventory currently is in transit (whether by vessel, air, or land) to a location set forth on Schedule E-1 in the United States that is the subject of a Bailee Acknowledgment or a Collateral Access Agreement,

(c)  title to such Inventory has passed to the applicable U.S. Borrower,

(d)  such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion,

(e)  such Inventory is either (1) the subject of a negotiable document of title that (x) is in the name of the Agent, a U.S. Borrower or an Approved Customs Broker and has not been consigned to any third parties other than to the Agent, a U.S. Borrower or an Approved Customs Broker (either directly or by means of endorsements), (y) was issued by the carrier or consolidator respecting the subject Inventory, and (z) is either (I) in the possession of the Borrowers (and held at a location in the United States listed on Schedule E-1), the Agent or an Approved Customs Broker or (II) the subject of a telefacsimile copy that Agent or a U.S. Borrower has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Agent or a U.S. Borrower also has received a confirmation from such Underlying Issuer that such document is in-transit by air-courier to Agent, U.S. Borrower or an Approved Customs Broker; or (2) at a port of entry in a State of the United States,

(f)  Administrative Borrower has provided a certificate to Agent that certifies that, to the best knowledge of Borrowers, such Inventory meets all of Borrowers’ representations and warranties contained in the Loan Documents concerning Eligible Inventory, that Borrowers know of no reason why such Inventory would not be accepted by the applicable Borrower when it arrives in the United States, and that the shipment as evidenced by the documents conforms to the related order documents, and

(g)  if subject to a Qualified Import Letter of Credit, the Underlying Letter of Credit has been drawn upon and the Underlying Issuer has honored such drawing and Agent has honored its obligations to the Underlying Issuer under the applicable Qualified Import Letter of Credit.

Agent may revise from time to time the foregoing criteria with respect to Inventory being subject to a negotiable document of title and modify such criteria to include Inventory subject to non-negotiable documents and other related parameters so long as Agent shall be satisfied in its sole discretion that (i) Agent shall have a valid and perfected first priority Lien in such Inventory and (ii) Borrowers shall provide to Agent all other documentation, including opinions of counsel, satisfactory to Agent which in Agent’s opinion is appropriate to evidence Agent’s perfected first priority Lien in such Inventory.

§22.  Amendment to Section 2.1.A of the Loan Agreement (U.S. Revolver Advances). Section 2.1.A(a) of the Loan Agreement is hereby amended by deleting clause (A) therein in its entirety and substituting the following therefore:

(A) the Maximum Original Revolver Amount, minus the sum of (x) U.S. Revolver Usage and (y) Canadian Revolver Usage, or

§23.  Amendment to Section 2.1.B of the Loan Agreement (Canadian Revolver Advances). Section 2.1.B(a) of the Loan Agreement is hereby amended by (a) deleting clause (C) therein in its entirety and substituting the following clause (C) therefore and (b) deleting clause (1) there in its entirety and substituting the following clause (1) therefore:

(C) the Maximum Original Revolver Amount, minus the sum of U.S. Revolver Usage plus Canadian Revolver Usage;

(1) Canadian Advances pursuant to this clause (a) shall only be made by Canadian Lenders at such times as U.S. Availability and Real Property Availability are each equal to $0.

§24.  Amendment to Section 2.1 of the Loan Agreement (Revolver Advances). Section 2.1 of the Loan Agreement is hereby amended by inserting the following new Section 2.1.C therein in the proper numerical order:

2.1.C Real Property Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, the Real Property Lenders agree to make advances (“Real Property Advances”) to U.S. Borrowers in an amount at any one time outstanding not to exceed such Real Property Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Real Property Revolver Amount or (ii) the Real Property Borrowing Base less Real Property Revolver Usage. Each Borrowing of a Real Property Advance shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, as of such date of determination, such lesser multiple amount of Real Property Availability remaining undrawn as necessary to enable the U.S. Borrowers to borrow all funds available pursuant to Real Property Availability).

(b) Anything to the contrary in this Section 2.1.C notwithstanding, Agent shall have the right without declaring an Event of Default, to reduce its Real Property Collateral advance rates or establish Reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Real Property Borrowing Base, including Reserves with respect to (i) sums that U.S. Borrowers are required to pay (such as taxes, assessments, insurance premiums) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts as determined by Agent in its Permitted Discretion based on noncompliance with the covenants set forth in Sections 6 and 7, and (iii) amounts owing by U.S. Borrowers or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, the Real Property Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over Agent’s Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, or other taxes where given priority under applicable law) in and to the Real Property Collateral.

(c) Amounts borrowed pursuant to this Section 2.1.C may be repaid in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or in an amount equal to the then extant amount of outstanding Real Property Advances) and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

§25.  Amendment to Section 2.2.A(f) of the Loan Agreement (Settlement). Section 2.2.A(f) of the Loan Agreement is hereby amended by inserting “Subject to Section 2.3(b), “ immediately at the beginning of clause (ii) therein and substituting a lower case “i” for the capital “I” in the first word therein.

§26.  Amendment to Section 2.2.A(h) of the Loan Agreement (Accordion Option). Section 2.2.A(h) of the Loan Agreement is hereby amended by deleting such paragraph in its entirety and substituting the following therefore:

(h) Accordion Option. Unless a Default or an Event of Default has occurred and is then continuing, so long as Borrowers shall not have elected to permanently reduce the Commitments hereunder and except as otherwise provided herein, Administrative Borrower may solicit the Lenders and any other lending institutions to provide the Borrowers with additional commitments to make U.S. Advances under this Agreement in an aggregate amount not to exceed the Accordion Amount and subject to the limitations set forth below. Any agreement by a Lender to increase its commitment to make U.S. Advances hereunder shall be an Accordion Activation (“Accordion Activation”). Neither the Agent nor any Lender shall have any obligation to provide the Borrowers with all or any part of such additional U.S. Commitment; provided, that by execution of this Agreement, the Agent and the Lenders shall be deemed to have consented, without the need for further or subsequent consent to such additional U.S. Commitments which any other Lender or lending institution may agree to provide for the U.S. Advances which may be advanced in respect thereof and any resulting changes in the Pro Rata Share. Any such additional U.S. Commitments (and the U.S. Advances funded pursuant thereto) shall be otherwise treated (and be subject to the same terms and conditions) as U.S. Commitments and U.S. Advances hereunder. Additional U.S. Advances may not be advanced in respect thereof, (1) if the aggregate U.S. Commitment to be increased pursuant to this Section 2.2.A(h) is in an amount which exceeds, in the aggregate, the Accordion Amount and (2) if a Default or Event of Default will occur as a result of such Accordion Activation. In addition, to the extent any Lender hereunder agrees to make U.S. Advances pursuant to a request for an Accordion Activation, U.S. Borrowers shall pay Agent (for the ratable benefit of the Accordion Lenders, subject to any letter agreement between Agent and Accordion Lenders), a fee in an amount to be agreed upon by the U.S. Borrowers and the Agent. Any Lender agreeing to increase its Commitment pursuant to this Section 2.2.A(h) shall execute a Confirmation of Increase in Commitment in the form of Exhibit C-2 attached hereto (a “Confirmation of Increase in Commitment”) and any lending institution not yet a party hereto providing additional commitments shall become a party to this Agreement (and become subject to all the rights and obligations of a U.S. Lender hereunder) by executing and delivering to the Agent an original, executed Instrument of Accession in the form of Exhibit C-3 attached hereto (an “Instrument of Accession”). On the effective date of the Accordion Activation effected in accordance with this Section 2.2.A(h), Schedule C-1 annexed hereto shall be deemed to be amended to reflect (x) the name, address, Commitment, and Pro Rata Share of each U.S. Lender after giving effect to such Accordion Activation, and (y) the Maximum Revolver Amount and U.S. Commitments as increased by such Accordion Activation.

§27.  Amendment to Section 2.2.B of the Loan Agreement (Canadian Borrowing Procedures and Settlements). Section 2.2.B of the Loan Agreement is hereby amended by deleting clause (ii) in paragraph (f) therein in its entirety and substituting the following therefore:

(ii) Bombay Canada shall not have any liabilities in respect of U.S. Advances or Real Property Advances made by the U.S. Lenders or Real Property Lenders, as the case may be, to the U.S. Borrowers or in respect or any other Obligations of the U.S. Borrowers to Agent or Lenders arising from or related to U.S. Advances or Real Property Advances

§28.  Amendment to Section 2.2.C of the Loan Agreement (Defaulting Lender; Notations; Failure to Perform; Notes; Additional Advances). Section 2.2.C(a) of the Loan Agreement is hereby amended by inserting “, Real Property Lenders” immediately after the reference to “U.S. Lenders” in each of lines six, eight and twelve therein.

§29.  Amendment to Section 2.2.C(d) of the Loan Agreement (Notes). Section 2.2.C(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefore:

(d) Notes. (i) Each U.S. Borrower shall execute and deliver on the Closing Date (or such other date on which a U.S. Lender may become a party hereto in accordance with Section 14.1 or an Accordion Lender in accordance with Section 2.1.A(h)) to Agent for each U.S. Lender which so requests a Note to evidence that U.S. Lender’s U.S. Advances, in the principal amount of that U.S. Lender’s U.S. Commitment and with appropriate insertions.

(ii) Upon the request of any Real Property Lender, each U.S. Borrower shall execute and deliver to Agent for such Real Property Lender, a new or substituted Note (as applicable) to evidence that Real Property Lender’s Real Property Advances, in the principal amount of that Real Property Lender’s Real Property Commitment and with appropriate insertions.

(iii) Bombay Canada shall execute and deliver on the Closing Date (or such other date on which a Canadian Lender may become a party hereto in accordance with Section 14.1) to Canadian Agent for each Canadian Lender which so requests a Note to evidence that Canadian Lender’s Canadian Advances, in the principal amount of that Canadian Lender’s Canadian Commitment and with appropriate insertions.

§30.  Amendment to Section 2.2.C(e) of the Loan Agreement (Additional Advances). Section 2.2.C(e) of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefore:

(e) Additional Advances. (i) U.S. Lenders and Canadian Lenders shall have no obligation to make additional U.S. Advances or Canadian Advances, as the case may be, hereunder to the extent such additional U.S. Advances or Canadian Advances would cause the sum of the U.S. Revolver Usage plus the Canadian Revolver Usage to exceed the Maximum Original Revolver Amount.

(ii) Real Property Lenders shall have no obligation to make additional Real Property Advances hereunder to the extent such additional Real Property Advances would cause the Real Property Revolver Usage to exceed the Maximum Real Property Revolver Amount.

§31.  Amendment to Section 2.2 of the Loan Agreement (Borrowing Procedures and Settlements). Section 2.2 of the Loan Agreement is hereby amended by inserting the following new Section 2.2.D therein in the proper numerical order:

2.2.D Real Property Borrowing Procedures.

(a)  Procedure for Borrowing. Each Borrowing of a Real Property Advance shall be made by an irrevocable written request by an Authorized Person of the Administrative Borrower delivered to Agent (which notice must be received by Agent no later than 1:00 p.m. (New York, New York time) on the Business Day that is the requested Funding Date with respect to Prime Rate Loans and subject to Section 2.12(b) with respect to LIBOR Rate Loans, specifying (i) the amount of such Borrowing of Real Property Advances, and (ii) the requested Funding Date, which shall be a Business Day. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person of the Administrative Borrower may give Agent telephonic notice of such request by the required time. In such circumstances, the Administrative Borrower agrees that any such telephonic notice will be confirmed in writing to Agent within 24 hours of the giving of such notice and failure to provide such written confirmation shall not affect the validity of the request.

(b)  Making of Loans.

(i) Promptly after receipt of a request for a Borrowing pursuant to Section 2.2.D(a), Agent shall notify the Real Property Lenders, not later than 2:00 p.m. (New York, New York time) on the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing of Real Property Advances. Each Real Property Lender shall make the amount of such Real Property Lender’s Pro Rata Share of the requested Borrowing of Real Property Advances available to Agent in immediately available funds, as specified by Agent, not later than 3:00 p.m. (New York, New York time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Real Property Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to the U.S. Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower’s Designated Account; provided, however, that Agent shall not request any Real Property Lender to make, and no Real Property Lender shall have the obligation to make, any Real Property Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing of Real Property Advances unless such condition has been waived, or (2) the requested Borrowing of Real Property Advances would result in Real Property Availability being less than $0 on such Funding Date.

(ii) Unless Agent receives notice from a Real Property Lender prior to 3:00 p.m. (New York, New York time) on the date of such Borrowing of Real Property Advances, that such Real Property Lender will not make available as and when required hereunder to Agent for the account of U.S. Borrowers the amount of that Real Property Lender’s Pro Rata Share of the Borrowing of Real Property Advances, Agent may assume that each Real Property Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to U.S. Borrowers on such date a corresponding amount. If and to the extent any Real Property Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to U.S. Borrowers such amount, that Real Property Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Real Property Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Real Property Lender’s Real Property Advance on the date of Borrowing of Real Property Advances for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, U.S. Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing of Real Property Advances, at a rate per annum equal to the interest rate applicable at the time to the Real Property Advances composing such Borrowing of Real Property Advances. The failure of any Real Property Lender to make any Real Property Advance on any Funding Date shall not relieve any other Real Property Lender of any obligation hereunder to make a Real Property Advance on such Funding Date, but no Real Property Lender shall be responsible for the failure of any other Real Property Lender to make the Real Property Advance to be made by such other Real Property Lender on any Funding Date.

§32.  Amendments to Section 2.3(a) of the Loan Agreement (Payments by Borrowers). Section 2.3(a) of the Loan Agreement is hereby amended by deleting clause (i) therein in its entirety and substituting the following therefore:

(i) Except as otherwise expressly provided herein, all payments by U.S. Borrowers shall be made to Agent’s Account for the account of Agent, U.S. Lenders or Real Property Lenders, as applicable, and all payments by Bombay Canada shall be made to the account specified by Canadian Agent for the account of Canadian Lenders and in each case, such payments shall be made in immediately available funds, no later than 1:00 p.m. (New York, New York time) on the date specified herein. Any payment received by Agent or Canadian Agent, as the case may be, later than 1:00 p.m. (New York, New York time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

§33.  Amendments to Section 2.3(b) of the Loan Agreement (Apportionment and Application of Payments). Section 2.3(b) of the Loan Agreement is hereby amended by deleting clause (i) therein in its entirety and substituting the following therefore:

(i)  A.Except as otherwise provided with respect to Defaulting Lenders and subject to Section 2.1.B., aggregate principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent’s separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. Subject to Section 2.1.B., all payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral (other than the Real Property Collateral which shall be applied in accordance with Section 2.3(b)(i)B below) received by Agent, shall be applied as follows:

1.  first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

2.  second, to pay any fees then due to Agent or Canadian Agent (for their separate accounts, after giving effect to any letter  agreements between Agent or Canadian Agent and the individual Lenders) under the Loan Documents, until paid in full,

3.  third, to pay the principal of all Canadian Swing Loans, until paid in full,

4.  fourth, ratably to pay interest due in respect of the Canadian Advances, until paid in full,

5.  fifth, to pay the principal of all Canadian Advances, until paid in full,

6.  sixth, to pay any fees then due to any or all of Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

7.  seventh, to pay interest due in respect of all Agent Advances, until paid in full,

8.  eighth, ratably to pay interest due in respect of the U.S. Advances (other than Agent Advances), until paid in full,

9.  ninth, to pay the principal of all Swing Loans, until paid in full,

10.  tenth, to pay the principal of all Agent Advances, until paid in full,

11.  eleventh, to pay any Lender Group Expenses then due to Lenders under the Loan Documents, on a ratable basis, until paid in full,

12.  twelfth, so long as no Cash Dominion Event has occurred and is continuing, and at Agent’s election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Administrative Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

13.  thirteenth, so long as no Cash Dominion Event has occurred and is continuing, to pay the principal of all U.S. Advances, until paid in full,

14.  fourteenth, if a Cash Dominion Event has occurred and is continuing, ratably (i) to pay the principal of all U.S. Advances, until paid in full, (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and Lenders, as cash collateral in an amount up to 103% of the then extant Letter of Credit Usage until paid in full, (iii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender, as cash collateral in an amount up to 103% of the then extant Acceptance Face Amount until paid in full, and (iv) to Agent, to be held by Agent, for the benefit of the Agent Bank Product Provider, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Administrative Borrower’s and its Subsidiaries’ obligations in respect to the then extant Bank Products extended by Agent Bank Product Provider have been paid in full or the cash collateral amount has been exhausted,

15.  fifteenth, so long as no Cash Dominion Event has occurred and is continuing, and at Agent’s election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Administrative Borrower or its Subsidiaries in respect of Bank Products extended by Other Bank Product Providers, until paid in full,

16.  sixteenth, to pay the interest due in respect of all Real Property Advances, until paid in full,

17.  seventeenth, to pay the principal of all Real Property Advances, until paid in full,

18.  eighteenth, if a Cash Dominion Event has occurred and is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Administrative Borrower’s and its Subsidiaries’ obligations in respect of the then extant Bank Products), and

19.  nineteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

B. All proceeds of the Real Property Collateral received by the Agent, shall be applied as follows:

1.  first, to pay the reasonable costs and expenses paid or incurred by the Agent in gaining possession of, maintaining, preserving, selling, preparing for sale, or advertising to sell the Real Property Collateral, irrespective of whether a sale is consummated,

2.  second, to pay the interest due in respect of all Real Property Advances, until paid in full,

3.  third, to pay the principal of all Real Property Advances, until paid in full,

4.  fourth, to pay any other Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

5.  fifth, to pay any fees then due to Agent or Canadian Agent (for their separate accounts, after giving effect to any letter agreements between Agent or Canadian Agent and the individual Lenders) under the Loan Documents, until paid in full,

6.  sixth, to pay the principal of all Canadian Swing Loans, until paid in full,

7.  seventh, ratably to pay interest due in respect of the Canadian Advances, until paid in full,

8.  eighth, to pay the principal of all Canadian Advances, until paid in full,

9.  ninth, to pay any fees then due to any or all of Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

10.  tenth, to pay interest due in respect of all Agent Advances, until paid in full,

11.  eleventh, ratably to pay interest due in respect of the U.S. Advances (other than Agent Advances), until paid in full,

12.  twelfth, to pay the principal of all Swing Loans, until paid in full,

13.  thirteenth, to pay the principal of all Agent Advances, until paid in full,

14.  fourteenth, to pay any Lender Group Expenses then due to Lenders under the Loan Documents, on a ratable basis, until paid in full,

15.  fifteenth, so long as no Cash Dominion Event has occurred and is continuing, and at Agent’s election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Administrative Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

16.  sixteenth, so long as no Cash Dominion Event has occurred and is continuing, to pay the principal of all U.S. Advances, until paid in full,

17.  seventeenth, if a Cash Dominion Event has occurred and is continuing, ratably (i) to pay the principal of all U.S. Advances, until paid in full, (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and Lenders, as cash collateral in an amount up to 103% of the then extant Letter of Credit Usage until paid in full, (iii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender, as cash collateral in an amount up to 103% of the then extant Acceptance Face Amount until paid in full, and (iv) to Agent, to be held by Agent, for the benefit of the Agent Bank Product Provider, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Administrative Borrower’s and its Subsidiaries’ obligations in respect to the then extant Bank Products extended by Agent Bank Product Provider have been paid in full or the cash collateral amount has been exhausted,

18.  eighteenth, so long as no Cash Dominion Event has occurred and is continuing, and at Agent’s election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Administrative Borrower or its Subsidiaries in respect of Bank Products extended by Other Bank Product Providers, until paid in full,

19.  nineteenth, if a Cash Dominion Event has occurred and is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Administrative Borrower’s and its Subsidiaries’ obligations in respect of the then extant Bank Products), and

20.  twentieth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

§34.  Amendments to Section 2.11 of the Loan Agreement (Credit Instruments).

(a)  Section 2.11(a)(iii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefore:

(iii) the Letter of Credit Usage would exceed the Maximum Original Revolver Amount less the then extant amount of outstanding U.S. Advances plus Canadian Advances plus the then extant Acceptance Face Amount.

(b)  Section 2.11(c) of the Loan Agreement is hereby amended by inserting “Original” immediately after “Maximum” and before “Revolver” in clause (ii)(B) therein.

§35.  Amendment to Section 2.12(b) of the Loan Agreement (LIBOR Election). Section 2.12(b) of the Loan Agreement is hereby amended by inserting the following new phrase “or Real Property Advances” immediately after the reference to “U.S. Advances” in the first line of paragraph (i) therein.

§36.  Amendment to Section 4.6 of the Loan Agreement (Right to Inspect; Inventories, Appraisals and Audits, Environmental Assessments). Section 4.6 of the Loan Agreement is hereby amended by inserting the following new paragraph (d) therein:

(d) Notwithstanding anything in this Section 4.6 to the contrary, Agent shall not have the right to perform or have performed an appraisal of the Real Property Collateral more frequently than once in a twelve month period, absent the written consent of the Parent.

§37.  Amendment to Section 5.8(c) of the Loan Agreement (Due Authorization: No Conflict). The Loan Agreement is hereby amended by inserting “and the recording of the Mortgage” immediately following the word “Canada” in the second line therein.

§38.  Amendment to Section 6.18 of the Loan Agreement (Inactive Subsidiaries). Section 6.18 of the Loan Agreement is hereby amended by inserting “Bailey Street and” immediately before the reference to “BMAJ, Inc.” in the first line therein.

§39.  Section 6.20 of the Loan Agreement (Real Estate Collateral). The Loan Agreement is hereby amended to insert a new Section 6.20 thereto immediately following Section 6.19 thereof to read as follows:

6.20. Real Property Collateral. Following the Administrative Borrower’s written request therefor, Agent shall release its Lien upon the Real Property Collateral, at the expense of the Borrowers, so long as (a) Borrowers shall have provided Agent with fifteen (15) Business Days’ prior notice thereof, (b) there shall not exist any extant Real Property Advances and Real Property Revolver Usage shall be equal to $0, (c) at the time of such request and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (d) immediately after giving effect thereto, Availability shall be at least equal to $20,000,000 and the Administrative Borrower shall have delivered to Agent updated Projections and a Compliance Certificate evidencing the maintenance of Availability of at least $20,000,000 for the period from the date of such release through the end of the Fiscal Period ending immediately subsequent to the Fiscal Period in which such release shall have occurred, and (e) Section 2.2.D hereof and references to Real Property Availability, Real Property Borrowing Base and Real Property Commitment shall be of no further force and effect.

§40.  Amendment to Section 7.1 of the Loan Agreement (Indebtedness). Section 7.1 of the Loan Agreement is hereby amended by inserting “at any time following the release of the Real Property Collateral in accordance with Section 6.20,” immediately before “Permitted Office Building Indebtedness” in clause (e) therein.

§41.  Amendment to Section 7.3 of the Loan Agreement (Restrictions on Negative Pledges and Upstream Limitations). Section 7.3 of the Loan Agreement is hereby amended by inserting “at any time following the release of the Real Property Collateral in accordance with Section 6.20,” immediately before “Permitted Office Building Indebtedness” in clause (i) in the last paragraph therein.

§42.  Amendment to Section 7.4 of the Loan Agreement (Restrictions on Fundamental Changes). Section 7.4 of the Loan Agreement is hereby amended by deleting clause (iv) of paragraph (c) therein in its entirety and substituting the following therefore:

(iv) the sale, in one transaction or a series of transactions, of the Real Property Collateral, provided, however, that prior to a release of the Real Property Collateral in accordance with Section 6.20, the Borrowers shall comply with the following subclauses (A) through (D): (A) no Event of Default has occurred and is continuing or would result therefrom, (B) before entering into a written commitment or enforceable contract for the sale of the Real Property Collateral, the Administrative Borrower shall have provided the Agent with ten (10) Business Days’ prior written notice thereof, (C) immediately after giving effect thereto, Availability shall be at least equal to $20,000,000 and the Administrative Borrower shall have delivered to Agent updated Projections and a Compliance Certificate evidencing the maintenance of Availability of at least $20,000,000 for the period from the date of such sale through the end of the Fiscal Period ending immediately subsequent to the Fiscal Period in which such sale shall have occurred, and (D) the net proceeds of such sale transaction(s) shall be deposited directly into Agent’s Account to be applied on account of the Obligations in accordance with Section 2.3(b) as proceeds of Collateral;

§43.  Amendment to Section 7.5 of the Loan Agreement (Disposal of Assets; Sale and Leaseback). Section 7.5 of the Loan Agreement is hereby amended by deleting clause (a) therein in its entirety and substituting the following therefore:

(a) a sale leaseback transaction in respect of the Real Property Collateral, provided, however, that prior to a release of the Real Property Collateral in accordance with Section 6.20, the Borrowers shall comply with the following subclauses (i) through (iv): (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) before entering into a written commitment or enforceable contract for the sale and leaseback of the Real Property Collateral, the Administrative Borrower shall have provided the Agent with ten (10) Business Days’ prior written notice thereof, (iii) immediately after giving effect thereto, Availability shall be at least equal to $20,000,000 and the Administrative Borrower shall have delivered to Agent updated Projections and a Compliance Certificate evidencing the maintenance of Availability of at least $20,000,000 for the period from the date of such transaction through the end of the Fiscal Period ending immediately subsequent to the Fiscal Period in which such transaction shall have occurred, and (iv) the net proceeds of such sale leaseback transaction shall be deposited directly into Agent’s Account to be applied on account of the Obligations in accordance with Section 2.3(b) as proceeds of Collateral, and

§44.  Amendment to Section 7.14 of the Loan Agreement (Suspension). Section 7.14 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefore:

7.14. Suspension. Suspend or go out of a substantial portion of their business, other than in relation to Permitted Dispositions or transactions expressly permitted by Sections 7.4 and 7.5.

§45.  Amendment to Section 14.1 of the Loan Agreement (Assignments and Participations). Section 14.1(a) of the Loan Agreement is hereby amended by inserting “in respect of the U.S. Commitment or the Canadian Commitment, and $2,500,000 in respect of the Real Property Commitment ” immediately after the reference “$10,000,000” in the fourth line therein.

§46.  Amendment to Section 15.1 of the Loan Agreement (Amendments and Waivers). Section 15.1 of the Loan Agreement is hereby amended by deleting clause (j) therein in its entirety and substituting the following clause (j) therefore:

(j) change the definition of “Aggregate Borrowing Base” “U.S. Borrowing Base”, “Canadian Borrowing Base” or the definitions of “Eligible Accounts”, “Eligible Credit Card Receivables”, “Eligible Inventory”, “Maximum Original Revolver Amount” “Maximum Revolver Amount” or any component definition contained in the foregoing terms, or change Section 2.1(b); or

§47.  Amendment to Section 16.15 (Collateral Matters). Section 16.15 of the Loan Agreement is hereby amended by deleting the word “or” immediately prior to clause (iv) in paragraph (a) therein and inserting the following immediately at the end of such clause (iv) “or (v) in accordance with Section 6.20.”

§48.  Amendment to Exhibit B-1 to the Loan Agreement (Form of Borrowing Base Certificate). Exhibit B-1 to the Loan Agreement is hereby amended by deleting Exhibit B-1 attached thereto in its entirety and replacing such Exhibit B-1 with the Exhibit B-1 attached hereto as Exhibit A.

§49.  Amendment to Exhibits to the Loan Agreement (New Exhibit C-3). The Exhibits to the Loan Agreement are hereby amended by adding Exhibit C-3, Form of Instrument of Accession, in the from of Exhibit C-3 attached hereto as Exhibit B.

§50.  Amendment to Schedule C-1 to the Loan Agreement (Commitments). Schedule C-1 to the Loan Agreement is hereby amended by deleting Schedule C-1 attached thereto in its entirety and replacing such Schedule C-1 with the Schedule C-1 attached hereto as Exhibit C.

§51.  Amendment to Schedule E-1 to the Loan Agreement (Eligible Inventory Locations). Schedule E-1 to the Loan Agreement is hereby amended by deleting Schedule E-1 attached thereto in its entirety and replacing such Schedule E-1 with the Schedule E-1 attached hereto as Exhibit D.

§52.  Amendment to Schedule P-1 to the Loan Agreement (Permitted Liens). Schedule P-1 to the Loan Agreement is hereby amended by deleting Schedule P-1 attached thereto in its entirety and replacing such Schedule P-1 with the Schedule P-1 attached hereto as Exhibit E.

§53.  Acknowledgement of the Lenders Regarding Bailey Street. Each of the Lenders and the Borrowers acknowledge and agree that Bailey Street shall no longer be deemed a “Borrower” under the Loan Agreement.

§54.  Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

(a)  This Second Amendment shall have been duly executed and delivered by the Borrowers, the Agent, and the Lenders. The Agent shall have received a fully executed copy hereof.

(b)  The Borrowers shall have paid to the Agent, for the account of the Lenders, an amendment fee in an amount equal to $75,000.

(c)  The Agent shall have received the Mortgage duly executed by the parties thereto and all related Mortgage Documents, as applicable.

(d)  The Agent shall have received a new Note duly executed by the Borrowers for each Lender requesting a new Note.

(e)  The Agent shall have completed its business, legal, and collateral due diligence, including obtaining, a report of an independent collateral auditor satisfactory to Agent (which may be affiliated with one of the Lenders) with respect to the Books and Accounts and Inventory components included in the Aggregate Borrowing Base, including Eligible In-Transit Inventory (in Canada) and verification of Borrowers’ representations and warranties to the Lender Group, the results of which shall be satisfactory to the Agent.

(f)  This Second Amendment or any additional instruments and documents that the Agent and its counsel may have reasonably requested shall have been delivered and/or executed and shall be in form and substance satisfactory to Agent in its Permitted Discretion.

(g)  Agent shall have received a certificate satisfactory to Agent certifying that, as of the date hereof, there has been no change, amendment or other modification to each Borrower’s Governing Documents as of the Closing Date.

(h)  Agent shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Second Amendment and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same.

(i)  Agent shall have received a certificate of status with respect to each Borrower, dated on or about the date hereof, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction.

(j)  No Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the execution of this Second Amendment.

(k)  No Material Adverse Change shall have occurred.

§55.  Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Lenders as follows:

(a)  Representations and Warranties in the Loan Agreement. The representations and warranties of each of the Borrowers contained in the Loan Agreement, after giving effect to this Second Amendment, are true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated or permitted by the Loan Agreement and the other Loan Documents, or to the extent that such representations and warranties relate expressly to an earlier date.

(b)  Ratification, Etc. Except as expressly amended hereby, the Loan Agreement, the First Amendment, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Loan Agreement and First Amendment, together with this Second Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

(c)  Authority, Etc. The execution and delivery by each of the Borrowers of this Second Amendment and the performance by each of the Borrowers of all of their agreements and obligations under the Loan Agreement as amended and the other Loan Documents hereby are within the corporate authority of each of the Borrowers and have been duly authorized by all necessary corporate action on the part of the Borrowers.

(d)  Enforceability of Obligations. This Second Amendment and the Loan Agreement as amended by the First Amendment and the other Loan Documents hereby constitute the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§56.  No Other Amendments. Except as expressly provided in this Second Amendment, all of the terms and conditions of the Loan Agreement as amended by the First Amendment and the other Loan Documents remain in full force and effect. Nothing contained in this Second Amendment shall in any way prejudice, impair or effect any rights or remedies of any Lender or the Borrowers under the Loan Agreement or the other Loan Documents.

§57.  Execution in Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

§58.  Miscellaneous. THIS SECOND AMENDMENT SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. The captions in this Second Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

BORROWERS:

THE BOMBAY COMPANY, INC.

By:    /S/ELAINE D. CROWLEY
Name: Elaine D. Crowley
Title: Senior Vice President, Chief Financial Officer and Treasurer

BBA HOLDINGS, INC.

By:     /S/JEFFREY J. WALKER
Name: Jeffrey J. Walker
Title:  President

BOMBAY INTERNATIONAL, INC.

By:     /s/ELAINE D. CROWLEY
Name: Elaine D. Crowley
Title:  Vice President

THE BOMBAY FURNITURE COMPANY OF CANADA INC.

By:      /s/ELAINE D. CROWLEY
Name: Elaine D. Crowley
Title:   Vice President

WELLS FARGO RETAIL FINANCE, LLC, as Agent and as a U.S. Lender

By:       /s/LYNN WHITMORE
Name:  Lynn Whitmore
Title:    Senior Vice President

NATIONAL CITY BUSINESS CREDIT, INC., as Syndication Agent and as a U.S. Lender

By:       /s/KATHY ELLERO
Name:  Kathy Ellero
Title:    Vice President

CONGRESS FINANCIAL CORPORATION (SOUTHWEST), as Documentation Agent and as a U.S. Lender

By:        /s/MARK GALOVIC
Name:  Mark Galvovic
Title:    Vice President

WELLS FARGO FINANCIAL CANADA (f/d/b as Trans Canada Credit Corporation), as Canadian Agent and as Canadian Lender

By:       /s/NICK SCARFO
Name:  Nick Scarfo
Title:    Vice President

RATIFICATION OF GUARANTY

Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing Second Amendment, and agrees that its Guaranty, as applicable, from such Guarantor in favor of the Agent for the benefit of the Lenders and all other Loan Documents to which each of the Guarantors is a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder.

THE BOMBAY COMPANY, INC.

By:    /s/ELAINE D. CROWLEY
Name: Elaine D. Crowley
Title: Senior Vice President, Chief Financial Officer and Treasurer

BBA HOLDINGS, INC.

By:    /s/JEFFERY J. WALKER
Name: Jeffrey J. Walker
Title: President

BOMBAY INTERNATIONAL, INC.

By:    /s/ELAINE D. CROWLEY
Name: Elaine D. Crowley
Title: Vice President

Exhibit A

Exhibit B-1 - Form of Borrowing Base Certificate

Exhibit B
Exhibit C-3
Form of Instrument of Accession

Exhibit C

Schedule C-1
Commitments as of August 31, 2006

Lender	Canadian Commitment	U.S. Commitment	Real Property Commitment
Wells Fargo Retail Finance, LLC	$0	$65,000,000*	$10,000,000
National City Business Credit, Inc.	$0	$25,000,000	$0
Congress Financial Corporation (Southwest)	$0	$35,000,000	$0
Trans Canada Credit Corporation	$18,000,000*	$0	$0
All Lenders	$18,000,000	$125,000,000	$10,000,000

* The Commitments of Wells Fargo Retail Finance, LLC and Trans Canada Credit Corporation
are more specifically subject to Section 2.1.B(a).

Exhibit D

Schedule E-1 - Eligible Inventory Locations

Exhibit E

Schedule P-1 - Permitted Liens